Exhibit 10.35

ANCILLARY AGREEMENT

under

NORTHWEST AIRLINES
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(2001 Restatement)

THIS AGREEMENT, Made and entered into by and between Northwest Airlines, Inc., a Minnesota corporation, (the “Employer”) and  Andrew C. Roberts (the “Participant”).

WHEREAS, Employer has established a nonqualified plan of deferred compensation for the benefit of a select group of management or highly compensated employees currently set forth in a document entitled “Northwest Airlines Supplemental Executive Retirement Plan (2001 Restatement)” (hereinafter the “2001 SERP Restatement”); and

WHEREAS, The Plan maintained pursuant to the 2001 SERP Restatement (sometimes referred to as the “SERP”) contemplates that certain terms and provisions may be varied pursuant to a separate written agreement by and between Employer and Participant known as an “Ancillary Agreement”; and

WHEREAS, The Employer and the Participant agree that upon executing this Ancillary Agreement, Participant’s SERP benefit will be computed under and governed solely by Part B of the 2001 SERP Restatement and not Part A of the 2001 SERP Restatement.

NOW THEREFORE, IT IS HEREBY AGREED, By and between Employer and Participant as follows:

1)              DATE OF PARTICIPATION.  Participant’s effective date for the commencement of SERP participation is December 1, 2002.

2)              SPECIAL ARRANGEMENTS.  For the purpose of computing Participant’s benefits under the SERP, the following special rules shall apply.

a)              FAE Formula.  For the purposes of computing Participant’s Final Average Earnings Annuity pursuant to Section 4.1.1(a)(1)(iii) of the 2001 SERP Restatement, Participant’s actual Benefit Service shall be increased annually by two (2) additional deemed years of Benefit Service for each actual year of employment completed by the Participant after the Participant’s effective date for the commencement of SERP participation (not to exceed ten additional deemed years over and above the actual Benefit Service).

b)             CB Increased Pay Credit Percentage.  For the purpose of determining Participant’s applicable pay credit percentage pursuant to Section 4.1.1(b)(1)(iii) of the 2001 SERP Restatement the Participant shall receive (during the period from December 1, 2002 through November 30, 2007) three times the pay credit that the Participant would otherwise be entitled to receive (i.e., the “actual” plus two “deemed”).  Therefore, the Participant’s applicable pay credit percentage during the following periods shall be as follows:

1

With respect to Participant’s Earnings attributable to the following periods:	Participant’s applicable pay credit percentage shall be:

December 1, 2002 to October 31, 2003	24%
November 1, 2003 to November 30, 2003	30%

December 1, 2003 to November 30, 2004	30%

December 1, 2004 to November 30, 2005	30%

December 1, 2005 to July 31, 2006	30%
August 1, 2006 to November 30, 2006	36%

December 1, 2006 to November 30, 2007	36%

c)              CB Generally Applicable Pay Credit Percentage.  For the purpose of determining Participant’s applicable pay credit percentage pursuant to Section 4.1.1(b)(1)(iii) of the 2001 SERP Restatement during periods subsequent to November 30, 2007, Participant’s applicable pay credit percentage shall be determined under the generally applicable rules of the Pension Plan; provided, however, that in applying those rules, Participant’s actual Benefit Service shall be increased by all additional deemed years of Benefit Service.

3)              INTEGRATION.  This agreement is intended to be and is an Ancillary Agreement as that term is used in the SERP.  Insofar as this Ancillary Agreement relates to Participant’s entitlement under the SERP, this Ancillary Agreement represents the entire agreement of Participant and Employer and supercedes all prior agreements and understandings, written or otherwise.  In no event shall this Ancillary Agreement and any other agreement be construed or interpreted to provide duplicate benefits.

IN WITNESS WHEREOF, Employer and Participant have executed this Ancillary Agreement as of November 7, 2002.

NORTHWEST AIRLINES, INC.	PARTICIPANT

/s/ Richard H. Anderson	/s/ Andrew C. Roberts
Richard H. Anderson,	Andrew C. Roberts
Chief Executive Officer